Exhibit 99.1

STATE OF DELAWARE

STATEMENT OF CANCELLATION

1.	The name of the partnership is Offshore Petroleum Investment Partnership (the “Partnership”).

2.

The Statement of Partnership Existence of the Partnership and the Restatement of Statement of Partnership Existence of the Partnership were filed in the Office of the Secretary of State of the State of Delaware on December 15, 2020 and September 27, 2024, respectively, but the Partnership was formed by execution of a Partnership Agreement on October 31, 1983.

3.

The Managing Partner of the Partnership gave notice, in accordance with Section 7.1 of the Partnership Agreement of the Partnership, dated October 31, 1983, as amended by Amendment No. 1 thereto, dated February 11, 1994 (the “Partnership Agreement”), of its intention to withdraw as Managing Partner of the Partnership (the “Notice”).

4.

Following receipt of the Notice, the Investing Partners holding a majority of the outstanding Partnership Units (excluding the Units held by the Managing Partner) failed to elect to continue the Partnership and select a substituted Managing Partner, resulting in dissolution of the Partnership, in accordance with Section 10.1(b) of the Partnership Agreement.

5.

The Statement of Dissolution of the Partnership was filed in the Office of the Secretary of State of the State of Delaware on February 20, 2024, and a Certificate of Amendment to the Statement of Dissolution of the Partnership was filed in the Office of the Secretary of State of the State of Delaware with the Secretary of State on September 27, 2024.

6.

The reason for filing this Statement of Cancellation is that the withdrawing Managing Partner has completed the process of winding up the business and affairs of the Partnership, liquidating its assets, and applying and distributing the proceeds of such liquidation, as applicable.

7.

This Statement of Cancellation is being filed with the Secretary of State of the State of Delaware on December 27, 2024 and shall become effective upon acceptance of filing in the Office of the Secretary of State of the State of Delaware

IN WITNESS WHEREOF, the undersigned, constituting the sole Managing Partner and Liquidation Manager of the Partnership, has executed this Statement of Cancellation this 27th day of December, 2024.

MANAGING PARTNER:

APACHE CORPORATION

By:	/s/ Rebecca A. Hoyt
Name:	Rebecca A. Hoyt
Title:	Senior Vice President, Chief Accounting Officer, and Controller